Exhibit 23.1	Consent of Marcum & Kliegman LLP

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Andrea Electronics Corporation on Form S-8 of our report dated March 26, 2007 with respect to our audits the consolidated financial statements of Andrea Electronics Corporation and subsidiaries as of December 31, 2006 and 2005, and for the years ended December 31, 2006 and 2005, appearing in the Annual Report on Form 10-KSB of Andrea Electronics Corporation for the year ended December 31, 2006.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
April 30, 2007